CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 16 to the Registration Statement on Form N-4 (File No. 333-133380) of NML Variable Annuity Account A of our report dated April 26, 2019, relating to the financial statements of the Divisions indicated in the table below, which appear in such Registration Statement. We also consent to the use in this Post-Effective Amendment No. 16 to the Registration Statement on Form N-4 (File No. 333-133380) of our report dated February 15, 2019, relating to the statutory financial statements of The Northwestern Mutual Life Insurance Company, which appear in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Growth Stock Division	Mid Cap Value Division	Select Bond Division	U.S. Strategic Equity Division
Focused Appreciation Division	Small Cap Growth Stock Division	Long-Term U.S. Government Bond Division	U.S. Small Cap Equity Division
Large Cap Core Stock Division	Index 600 Stock Division	Inflation Protection Division	International Developed Markets Division
Large Cap Blend Division	Small Cap Value Division	High Yield Bond Division	Strategic Bond Division
Index 500 Stock Division	International Growth Division	Multi-Sector Bond Division	Global Real Estate Securities Division
Large Company Value Division	Research International Core Division	Balanced Division	LifePoints Moderate Strategy Division
Domestic Equity Division	International Equity Division	Asset Allocation Division	LifePoints Balanced Strategy Division
Equity Income Division	Emerging Markets Equity Division	Fidelity VIP Mid Cap Division	LifePoints Growth Strategy Division
Mid Cap Growth Stock Division	Government Money Market Division	Fidelity VIP Contrafund Division	LifePoints Equity Growth Strategy Division
Index 400 Stock Division	Short-Term Bond Division	AMT Sustainable Equity Division	Credit Suisse Trust Commodity Return Strategy Division

/s/ PricewaterhouseCoopers LLP

Milwaukee, Wisconsin
April 26, 2019